Exhibit 10.5

MADISON SQUARE CAPITAL, INC.

Form of Stock Option Agreement

THIS STOCK OPTION AGREEMENT (the “Agreement”), dated as of the Date of Grant (as defined below) is between MADISON SQUARE CAPITAL, INC., a Maryland corporation (the “Company”) and                      (the “Participant”) and is made pursuant to and subject to the provisions of the Company’s Amended and Restated 2008 Equity Incentive Plan (the “Plan”), a copy of which has been made available to the Participant. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1. Grant of Option. Pursuant to the Plan, the Company, on February __, 2009 (the “Date of Grant”), granted to the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and Option to purchase from the Company all or any part of an aggregate of              shares of Common Stock at the option price of $         per share, which is not less than the Fair Market Value on the Date of Grant. This Option is not intended to be an “incentive stock option” under Section 422 of the Code.

2. Terms and Conditions. This Option is subject to the following terms and conditions:

(a) Expiration Date. The Expiration Date of this Option is the day preceding the tenth anniversary of the Date of Grant. This Option shall expire at 11:59 p.m. on the Expiration Date.

(b) Vesting. This Option shall be exercisable as provided in clauses 2(b)(i), 2(b)(ii) and 2(b)(iii).

(i) Subject to the Participant’s continued service to the Company or an Affiliate, this Option shall become exercisable with respect to one-third of the shares of Common Stock subject to this Option on each of the first, second and third anniversaries of the Date of Grant. If the vesting schedule described in the preceding sentence results in the right to exercise this Option as to a fractional share of Common Stock, such fractional share shall not be deemed vested pursuant to the vesting schedule but shall vest and become exercisable when such fractional share and other fractional shares that would have become vested and exercisable aggregate a whole share of Common Stock.

(ii) If the Participant’s continued service to the Company and its Affiliates terminates or is terminated for any reason, the right to exercise this Option shall terminate to the extent this Option has not previously become exercisable. Notwithstanding the preceding sentence, if the Participant’s service to the Company and its Affiliates is terminated by the Company other than for Cause (as defined herein), by the Participant with Good Reason (as defined herein) or on account of the Participant’s death or Disability (as defined herein), then this Option shall be immediately exercisable in whole or in part with respect to the shares of Common Stock that remain subject to this Option.

(iii) In accordance with the Plan, this Option shall be immediately exercisable, in whole or in part, on a Control Change Date with resepct to the shares of Common Stock subject to this Option on the Control Change Date.

Once this Option has become exercisable, it shall continue to be exercisable until the Expiration Date; provided, however, that this Option shall not be exercisable following the date that the Participant’s continued service with the Company and its Affiliates is terminated by the Company for Cause (as defined herein). A partial exercise of this Option shall not affect the Participant’s right to exercise this Option with respect to the remaining shares, subject to the terms and conditions of the Plan and this Agreement.

(c) Method of Exercise and Payment for Shares. This Option shall be exercised by written notice addressed to the attention of the Company’s Secretary at the Company’s principal executive office. The exercise date shall be (i) in the case of notice by mail, the date of postmark or (ii) if delivered in person or delivery service, the date of delivery. Such notice shall be accompanied by payment of the option price for the number of shares for which the Option is being exercised. The option price may be paid in cash, certified check, by tendering shares of Common Stock or by attestation of ownership of shares of Common Stock (but in the case of attestation, the number of shares delivered upon exercise of the Option shall equal the number of shares for which the Option is being exercised less the number of attested shares) or by a broker-assisted cashless exercise. If shares of Common Stock are used to pay all or part of the option price, the sum of the cash and the amount paid by certified check and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered or attested to must not be less than the Option price of the shares for which the Option is being exercised.

(d) Transferability. This Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered except as provided in the Plan.

3. Definitions. As used in this Agreement, the following terms have the meanings set forth below:

(a) Cause. The term “Cause” means (i) a willful act or omission that constitutes a material breach by the Participant of any material obligation of the Participant to the Company or an Affiliate, (ii) a willful and continued failure or refusal of the Participant to substantially perform duties reasonably required of the Participant, that are consistent with the Participant’s title and position as an officer or service provider of the Company or an Affiliate or, if applicable, a director of the Company, or (iii) the Participant’s conviction of a felony involving dishonesty, personal profit or other circumstances likely, in the reasonable judgment of the Board or the Committee, to have a material adverse effect on the financial condition or business reputation of the Company. Notwithstanding the preceding sentence, the Participant’s good faith performance of the duties assigned to the Participant shall be conclusively presumed not to be willful or to constitute a failure or refusal on the part of the Participant. A termination of the Participant’s service to the Company and its Affiliates shall not be deemed to be for Cause unless the Company first gives the Participant written notice of its intention to terminate the Participant and the grounds for such termination and, if the asserted grounds are susceptible to cure, the Participant has not, within thirty business days following receipt of such notice, cured the asserted grounds for Cause or, in the event that the asserted grounds for Cause are not susceptible to cure within such thirty business day period, the Participant has not taken all reasonable steps within such thirty business day period to cure the asserted grounds for Cause as promptly as practicable thereafter.

(b) Good Reason. The term “Good Reason” means (i) a decrease in the Participant’s base rate of compensation for providing services to the Company and its Affiliates or a failure of the Participant’s employer to pay material compensation due and payable to the Participant for services to the Company and its Affiliates, (ii) a material diminution of the authority, responsibilities, positions or titles of the Participant after the Date of Grant, (iii) a relocation of the Participant’s principal place of business outside the county in which the Participant’s principal place of business is located on the Date of Grant or (iv) a material breach by the Participant’s employer of any of the terms and conditions of the Participant’s employment; provided, however, that the Participant’s employer is provided written notice thereof and an opportunity to cure such breach within thirty business days following receipt of such notice. Notwithstanding the preceding sentence, the failure of the Participant’s employer to pay annual incentive compensation shall not constitute Good Reason unless and until such failure to make such payment continues for a period of five business days following the date the audited financial statements of the Company or the employer, as applicable, are first completed.

(c) Disability. The term “Disability” means that the Participant has a permanent and total disability as defined in Section 22(e)(3) of the Code.

3. Change in Capital Structure. The terms of this Option shall be adjusted as the Board determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization as provided in the Plan.

4. Fractional Shares. Fractional shares shall not be issuable hereunder and when any provision hereof may entitle the Participant to a fractional share, such fraction shall be disregarded.

5. Governing Law. This Agreement shall be governed by the laws of the State of Maryland except to the extent that the choice of law provisions of Maryland law would require the application of the law of another State.

6. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

7. Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all the terms and provisions of the Plan.

8. No Right to Continued Service. This Option does not confer upon the Participant any right with respect to continued service to the Company or any Affiliate.

9. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors of the Participant and the Participant’s transferees and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer and the Participant has signed this Agreement.

MADISON SQUARE CAPITAL, INC.	[NAME OF PARTICIPANT]

By:
Name:
Title: